UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

CHARMING SHOPPES, INC.
(Name of Registrant as Specified in Its Charter)

CRESCENDO PARTNERS II, L.P., SERIES Q
CRESCENDO INVESTMENTS II, LLC
CRESCENDO PARTNERS III, L.P.
CRESCENDO INVESTMENTS III, LLC
ERIC S. ROSENFELD
MYCA PARTNERS INC.
MYCA MASTER FUND, LTD.
ROBERT FRANKFURT
ARNAUD AJDLER
MICHAEL APPEL
CHARMING SHOPPES FULL VALUE COMMITTEE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

The Charming Shoppes Full Value Committee (the “Committee”), together with the other participants named herein (as defined below), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of three nominees as directors at the 2008 annual meeting of stockholders (the “Annual Meeting”) of Charming Shoppes, Inc. (“Charming Shoppes”).  Crescendo Partners has not yet filed a proxy  statement with the SEC with regard to the Annual Meeting.

Item 1: On February 28, 2008, The Charming Shoppes Full Value Committee issued the following press release:

The Charming Shoppes Full Value Committee Files Investor Presentation

NEW YORK, February 28, 2008 -- The Charming Shoppes Full Value Committee (the "Committee") today filed with the Securities and Exchange Commission an investor presentation for Charming Shoppes, Inc. ("Charming Shoppes" or the "Company") (Nasdaq: CHRS - News). The investor presentation is available free of charge at www.sec.gov.

In the presentation, the Committee outlines Charming Shoppes' history of significant financial underperformance and notes that significant operational and governance problems exist at the Company that continue to impair stockholder value. Specifically, the presentation addresses the Company's:

    -- Disastrous stock performance;
    -- Poor Capital Allocation;
    -- Subpar operating performance;
    -- Lack of focus on core assets;
    -- Excessive compensation to management;
    -- Excessive management turnover at the division level; and
    -- Lack of specialty apparel and merchandising experience at the Board level.

On January 14, 2008 the Committee nominated the following three highly qualified independent director nominees for election at the Company's 2008 Annual Meeting: Michael Appel, a Managing Director of Quest Turnaround Advisors, with significant retail experience, Arnaud Ajdler, a Managing Director of Crescendo Partners II, L.P. and Robert Frankfurt, the President of Myca Partners.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Charming Shoppes Full Value Committee (the "Committee"), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its slate of nominees at the 2008 annual meeting of shareholders of Charming Shoppes, Inc., a Pennsylvania corporation (the "Company").

THE COMMITTEE ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are Crescendo Partners II, L.P., Series Q, a Delaware limited partnership ("Crescendo Partners II"), Crescendo Investments II, LLC, a Delaware limited liability company ("Crescendo Investments II"), Crescendo Partners III, L.P., a Delaware limited partnership ("Crescendo Partners III"), Crescendo Investments III, LLC, a Delaware limited liability company ("Crescendo Investments III"), Myca Master Fund, Ltd, a Cayman Islands company ("Myca Master Fund"), Myca Partners Inc., a Delaware corporation ("Myca Partners"), Eric Rosenfeld, Arnaud Ajdler, Michael Appel and Robert Frankfurt.

Crescendo Partners II beneficially owns 7,354,125 shares of Common Stock of the Company. As the general partner of Crescendo Partners, Crescendo Investments II may be deemed to beneficially own the 7,354,125 shares of the Company beneficially owned by Crescendo Partners II.

Crescendo Partners III beneficially owns 378,275 shares of Common Stock of the Company. As the general partner of Crescendo Partners III, Crescendo Investments III may be deemed to beneficially own the 378,275 shares of the Company beneficially owned by Crescendo Partners III.

Eric Rosenfeld, as the managing member of Crescendo Investments II, which in turn is the general partner of Crescendo Partners II, may be deemed to beneficially own the 7,354,125 shares of the Company owned by Crescendo Partners II. Additionally, Eric Rosenfeld, as the managing member of Crescendo Investments III, the general partner of Crescendo Partners III, may be deemed to beneficially own the 378,275 shares of the Company owned by Crescendo Partners III.

Myca Master Fund beneficially owns 1,523,405 shares of Common Stock of the Company. As the investment manager of Myca Master Fund, Myca Partners may be deemed to beneficially own the 1,523,405 shares of the Company beneficially owned by Myca Master Fund.

Robert Frankfurt, as the President of Myca Partners, the investment manager of Myca Master Fund, may be deemed to beneficially own the 1,523,405 shares of the Company beneficially owned by Myca Master Fund. Additionally, Robert Frankfurt, as a member of a "group" for the purposes of Rule 13d- 5(b)(1) of the Securities Exchange Act of 1934, as amended, may be deemed to beneficially own the 7,354,125 shares owned by Crescendo Partners II and the 378,275 shares owned by Crescendo Partners III. Mr. Frankfurt disclaims beneficial ownership of the shares owned by Crescendo Partners II and Crescendo Partners III.

Arnaud Ajdler owns 15,000 shares of Common Stock of the Company. As a member of a "group" for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, is deemed to beneficially own the 7,354,125 shares owned by Crescendo Partners II, the 378,275 shares owned by Crescendo Partners III and the 1,523,405 shares owned by Myca Master Fund. Mr. Ajdler disclaims beneficial ownership of the shares owned by Crescendo Partners II, Crescendo Partners III and Myca Master Fund.

Michael Appel, through the Michael Appel Rollover IRA account, owns 10,000 shares of Common Stock of the Company. As a member of a "group" for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, is deemed to beneficially own the 7,354,125 shares owned by Crescendo Partners II, the 378,275 shares owned by Crescendo Partners III and the 1,523,405 shares owned by Myca Master Fund. Mr. Appel disclaims beneficial ownership of the shares owned by Crescendo Partners II, Crescendo Partners III and Myca Master Fund.

    For Additional Information Please Contact:

    Crescendo Partners II, L.P.
    Eric Rosenfeld or Arnaud Ajdler, (212) 319-7676

    Myca Partners, Inc.
    Robert Frankfurt, (212) 587-7611

Source:  The Charming Shoppes Full Value Committee